Exhibit 6.32

AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT #1 to the SPA (as defined below) (the “Amendment”) is entered into as of March 17, 2026, but made effective as of March 13, 2026 (the “Effective Date”), by and between ALTERNATIVE BALLISTICS CORPORATION, a Nevada corporation (the “Company”), and LENDSPARK CORPORATION, a California corporation (the “Holder”, and collectively with the Company, the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement dated March 13, 2026 (as amended from time to time, the “SPA”); and

B. The Parties desire to amend the SPA as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The reference to “$9,000.00” in Section 1(b) of the SPA shall be replaced with “$15,000.00”.

2. Section 8(a) of the SPA shall apply to this Amendment.

3. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the SPA. Except as specifically modified hereby, all of the provisions of the SPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

4. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

ALTERNATIVE BALLISTICS CORPORATION

By:	/s/ STEVEN LUNA
Name:	STEVEN LUNA
Title:	CHIEF EXECUTIVE OFFICER

LENDSPARK CORPORATION

By:	/s/ DAVID CLARK
Name:	DAVID CLARK
Title:	MEMBER